Exhibit 10.2

NEITHER THIS UNSECURED CONVERTIBLE PROMISSORY NOTE NOR THE SECURITIES INTO WHICH THIS UNSECURED CONVERTIBLE PROMISSORY NOTE ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

SKYLINE BUILDERS GROUP HOLDING LIMITED

Senior Unsecured Convertible Promissory Note

Original Principal Amount: $3,000,000.00
Issuance Date: March 31, 2026
Number: SKBL-13

FOR VALUE RECEIVED, SKYLINE BUILDERS GROUP HOLDING LIMITED, a Cayman Islands exempted company (“SKBL” or the “Company”), hereby promises to pay to the order of 2Shores American GP Corp., or its registered assigns with an address at 80 Compass Lane, Fort Lauderdale, FL 33308 (the “Holder”), the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to repayment, redemption, conversion or otherwise, the “Principal”) and Redemption Premium, as applicable, in each case when due, and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate (as defined below) from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). Certain capitalized terms used herein are defined in Section (14). Capitalized terms used but not defined herein have the meaning given to such terms in the NPA (as defined below). The Issuance Date is the date of the first issuance of this Unsecured Convertible Promissory Note (this “Note”) regardless of the number of transfers and regardless of the number of instruments, which may be issued to evidence such Note.

This Note is being issued pursuant to the Senior Unsecured Convertible Note Purchase Agreement, dated as of the date hereof (as may be amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, collectively referred to as the “NPA”), by and between the Company, the Holder and the other Purchasers (as defined in the NPA), pursuant to which the Company has sold an aggregate principal amount of $3,000,000.00 of promissory notes containing terms identical to those in this Note (collectively, the “Purchaser Notes”). This Note is one of a series of the Company’s Senior Unsecured Convertible Promissory Notes being issued on the Issuance Date (collectively, the “Series Notes”), each of which contains identical terms other than the Principal.

(1) GENERAL TERMS

(a) Maturity Date. On the Maturity Date, subject to Section (3)(b)(ii), the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest, and any other amounts outstanding pursuant to the terms of this Note. The “Maturity Date” shall be March 31, 2029, as may be extended at the option of the Holder. Other than as specifically permitted by this Note, the Company may not prepay or redeem any portion of the outstanding Principal and accrued and unpaid Interest.

(b) Interest Rate and Payment of Interest. Interest shall accrue on the outstanding Principal balance hereof at an annual rate equal to six percent (6.0%) per annum (“Interest Rate”), which Interest Rate shall increase to an annual rate of 15% upon the occurrence of an Event of Default (for so long as such event remains uncured). Interest shall be calculated based on a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law, and shall be payable on the Maturity Date.

(c) Optional Redemption by the Company. The Company at its option shall, at any time starting on the date that is eighteen (18) months after the Issuance Date, have the right, but not the obligation, to redeem (“Optional Company Redemption”) early a portion or all amounts outstanding under this Note as described in this Section; provided that the Company provides the Holder with at least twenty (20) Trading Days’ prior written notice (each a “Company Redemption Notice”) of its desire to exercise an Optional Company Redemption. Each Company Redemption Notice shall be irrevocable and shall specify the outstanding balance of the Note to be redeemed and the Company Redemption Amount. The “Company Redemption Amount” shall be equal to the outstanding Principal balance being redeemed by the Company, plus all accrued and unpaid interest thereon, plus the Company Redemption Premium (as defined below). After receipt of the Company Redemption Notice, the Holder shall have nineteen (19) Trading Days to elect to convert all or any portion of the Note. On the 20th Trading Day after the Company Redemption Notice, the Company shall deliver to the Holder the Company Redemption Amount with respect to the Principal amount redeemed after giving effect to conversions or other payments effected during the aforementioned twenty (20) Trading Day period.

(d) Optional Redemption by the Holder Upon a Change of Control. In the event of a Change of Control Transaction that is consummated on or after the date that is twelve (12) months after the Issuance Date, have the right, but not the obligation, to cause the Company to redeem (“Optional Holder Redemption”) early a portion or all amounts outstanding under this Note as described in this Section; provided that the Holder provides the Company with at least twenty (20) Trading Days’ prior written notice (each a “Holder Redemption Notice”) of its desire to exercise an Optional Holder Redemption. The Holder Redemption Notice must be delivered to the Company not later than ten (10) Trading Days after the consummation of the Change of Control Transaction in order to be valid. Each Holder Redemption Notice shall be irrevocable and shall specify the outstanding balance of the Note to be redeemed and the Holder Redemption Amount. The “Holder Redemption Amount” shall be equal to the outstanding Principal balance being redeemed by the Company, plus all accrued and unpaid interest thereon, plus the Holder Redemption Premium (as defined below). On the 20th Trading Day after the Holder Redemption Notice, the Company shall deliver to the Holder the Holder Redemption Amount with respect to the Principal amount redeemed after giving effect to conversions or other payments effected during the aforementioned twenty (20) Trading Day period.

(e) Payment Dates. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(f) Priority; Seniority; Subordination. This Note and all Series Notes shall be senior unsecured obligations of the Company, ranking pari passu with all other existing and future senior unsecured indebtedness. This Note and all Series Notes are and shall be expressly subordinated to any current or future secured bank or other financing to which the Company is or may become a party.

(2) EVENTS OF DEFAULT

(a) An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any Governmental Authority):

(i) The Company’s failure to pay to the Holder any amount of Principal, Company Redemption Amount, Holder Redemption Interest, or other amounts when and as due under this Note or any other Transaction Document;

(ii) Any Company Party shall commence, or there shall be commenced against any Company Party under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or any Company Party commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Company Party and any such bankruptcy, insolvency or other proceeding remains undismissed for a period of sixty one (61) days; or any Company Party is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Company Party suffers any appointment of any custodian, private or court appointed receiver or the like for it or all or substantially all of its property which continues undischarged or unstayed for a period of sixty one (61) days; or any Company Party makes a general assignment of all or substantially all of its assets for the benefit of creditors; or any Company Party shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or any Company Party shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or any Company Party shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by any Company Party for the purpose of effecting any of the foregoing;

Any Company Party shall default under any obligation or any promissory note, mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of any Company Party in an amount exceeding $1,000,000, whether such indebtedness now exists or shall hereafter be created, and such default shall result in such indebtedness being declared due and payable and such default is not thereafter cured within ten (10) Business Days;

(iii) A final judgment or judgments for the payment of money aggregating in excess of $1,000,000 are rendered against any Company Party and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a creditworthy party shall not be included in calculating the amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and such Company Party (as the case may be) will receive the proceeds of such insurance or indemnity;

(iv) Following such time as the Class A Ordinary Shares are quoted or listed for trading on any Primary Market, the Class A Ordinary Shares shall cease to be quoted or listed for trading, as applicable, on any Primary Market for a period of ten (10) consecutive Trading Days;

(v) The Company’s (A) failure to deliver the required number of Class A Ordinary Shares to the Holder within two (2) Trading Days after the applicable Share Delivery Date or (B) notice, written or oral, to any holder of the Note, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of the Note into Class A Ordinary Shares that is tendered in accordance with the provisions of the Note;

(vi) The Company shall fail for any reason to deliver the payment in cash pursuant to a Buy-In (as defined herein) within five (5) Business Days after such payment is due;

(vii) The Company’s failure to timely file with the Commission any Periodic Report on or before the due date of such filing as established by the Commission, it being understood, for the avoidance of doubt, that due date includes any permitted filing deadline extension under Rule 12b-25 under the Exchange Act;

(viii) Any material representation or warranty made or deemed to be made by or on behalf of any Company Party in or in connection with any Transaction Document, or any waiver hereunder or thereunder, shall prove to have been incorrect in any material respect (or, in the case of any such representation or warranty already qualified by materiality, such representation or warranty shall prove to have been incorrect) when made or deemed made;

(ix) Any material provision of any Transaction Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or as a result of the satisfaction in full of all Obligations, ceases to be in full force and effect; or the Company or any other Person contests in writing the validity or enforceability of any provision of any Transaction Document; or the Company denies in writing that it has any or further liability or obligation under any Transaction Document, or purports in writing to revoke, terminate (other than in accordance with the relevant termination provisions thereof) or rescind any Transaction Document;

(x) The Company uses the proceeds of the issuance of this Note, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulations T, U and X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof), or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose, or in any other manner in breach of Section 4.7of the NPA;

(xi) Any Event of Default (as defined in any Transaction Document other than this Note) occurs with respect to any Transaction Document, or any breach of any material term of any other debenture, note, or instrument held by the Holder in the Company or any agreement between or among the Company and the Holder;

(xii) Any Company Party shall fail to observe or perform any material covenant or agreement contained in, or otherwise commit any material breach or default of any provision of this Note (except as may be covered by Section (2)(a)(i) through Section (2)(a)(xii) hereof) or any other Transaction Document, which is not cured or remedied within the time prescribed (if any); or

(xiii) The Class A Ordinary Shares are delisted from the Nasdaq Capital Market or the Company otherwise fails to comply in all material respects with the listing and listing maintenance requirements of Nasdaq applicable to it for the continued trading of the Class A Ordinary Shares on the Nasdaq Capital Market.

(b) During the time that any portion of this Note is outstanding, if any Event of Default has occurred, the full unpaid Principal amount of this Note, together with interest and other amounts owing in respect thereof and other Obligations accrued hereunder and under any other Transaction Document, to the date of acceleration shall become at the Holder’s election given by notice pursuant to Section (6), (i) immediately due and payable in cash or (ii) convertible into Class A Ordinary Shares at a valuation based on a price per Class A Ordinary Share equal to eighty percent (80%) of the average of the daily VWAPs during the five (5) Trading Days immediately preceding the date of such election; provided, that, in the case of any event with respect to the Company described in Section (2)(a)(ii) or Section 2(a)(xiii), the full unpaid Principal amount of this Note, together with interest and other amounts owing in respect thereof and other Obligations accrued hereunder and under any other Transaction Document, to the date of acceleration, shall automatically become due and payable in cash, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company. All rights and remedies hereunder and under the other Transaction Documents are cumulative and not exclusive of any of such rights or remedies or of any other rights or remedies available to the Holder.

(3) CONVERSION OF NOTE. This Note shall be convertible into Class A Ordinary Shares, on the terms and conditions set forth in this Section (3).

(a) Conversion Right. Subject to the limitations of Section (3)(c), at any time or from time to time, the Holder shall be entitled to convert any all or any portion of the outstanding and unpaid Principal, Interest, or other amounts outstanding under this Note into fully paid and nonassessable Class A Ordinary Shares in accordance with Section (3)(b), at the Conversion Price. The number of Class A Ordinary Shares issuable upon conversion of any Conversion Amount pursuant to this Section (3)(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price. The Company shall not issue any fraction of a Class A Ordinary Share upon any conversion. If the issuance would result in the issuance of a fraction of a share of Class A Ordinary Shares, the Company shall round such fraction of a share of Class A Ordinary Shares up to the nearest whole share. The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Class A Ordinary Shares upon conversion of any Conversion Amount.

(b) Mechanics of Conversion.

(i) Optional Conversion by Holder. At the election of the Holder, all or a portion of the principal amount of the Notes (together with all accrued but unpaid interest on such amount) will convert into Class A Ordinary Shares at a valuation based on a price per Class A Ordinary Share equal to the greater of (i) US $2.40 per Class A Ordinary Share, as the same may from time to time be adjusted pursuant to Section 3(d) hereof and (ii) the per share price (the “Series B Price”) payable by the holders of the Company’s Series B Preferred Shares for the conversion of the Series B Preferred Shares on the date of the applicable Conversion Notice (as defined below) as determined by Section 2.9 (c) of the Company’s Fourth Amended and Restated Articles of Association (the “Conversion Price”). There shall be no automatic reduction in the Conversion Price based on the passage of time.

(ii) Conversion Upon Maturity. To convert into Class A Ordinary Shares (a “Conversion Date”), the Holder shall (A) transmit by email (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and (B) if required by Section (3)(b)(iv), surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking reasonably satisfactory to the Company with respect to this Note in the case of its loss, theft or destruction). On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (X) if legends are not required to be placed on certificates of Class A Ordinary Shares and provided that the Transfer Agent is participating in the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of Class A Ordinary Shares to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of Class A Ordinary Shares to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant to the rules and regulations of the Commission. If this Note is physically surrendered for conversion and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the Holder a new Note representing the outstanding Principal not converted. The Person or Persons entitled to receive the Class A Ordinary Shares issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such Class A Ordinary Shares upon the transmission of a Conversion Notice.

(iii) Company’s Failure to Timely Convert. If within three (3) Trading Days after the Company’s receipt of an email copy of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder’s balance account with DTC for the number of Class A Ordinary Shares to which the Holder is entitled upon the Holder’s conversion of any Conversion Amount (a “Conversion Failure”), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Class A Ordinary Shares to deliver in satisfaction of a sale by the Holder of Class A Ordinary Shares issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Holder’s request and at the Holder’s election, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out of pocket expenses, if any) for the Class A Ordinary Shares so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Class A Ordinary Shares) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Class A Ordinary Shares and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Class A Ordinary Shares multiplied by (B) the applicable Conversion Price.

(iv) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(c) Limitations on Conversions.

(i) Principal Market Limitation. Notwithstanding anything in this Note to the contrary, if the issuance of Class A Ordinary Shares upon conversion of this Note, or otherwise, including any Class A Ordinary Shares issued in connection with the NPA and with any other related transactions that may be considered part of the same series of transactions, would exceed the aggregate number of Class A Ordinary Shares that the Company may issue in a transaction without a stockholder vote in compliance with the Company’s obligations under the rules or regulations of the Principal Market (such aggregate number of Class A Ordinary Shares, the “Exchange Cap”, and such event, the “Exchange Cap Event”), the Company shall instead issue to the Holder (A) such number of Class A Ordinary Shares equal to the Exchange Cap, minus (B) one Class A Ordinary Share in respect of such conversion, and any Principal, accrued and unpaid Interest thereon and any other amounts outstanding pursuant to the terms of this Note in respect of the Conversion Amount that was not converted in such conversion, shall remain outstanding hereunder unless and until the Company’s stockholders approve the issuance of Class A Ordinary Shares in excess of the Exchange Cap in accordance with this Note and the rules of the Principal Market. The Company will continuously maintain the listing and trading of its Class A Ordinary Shares on the Principal Market and shall comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market.

(ii) The Company shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, pursuant to Section (3) or otherwise, to the extent that after giving effect to such issuance after conversion as set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any other Persons (as defined below) acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Class A Ordinary Shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Class A Ordinary Shares issuable upon convert of this Note with respect to which such determination is being made, but shall exclude the number of Class A Ordinary Shares which would be issuable upon (i) convert of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Class A Ordinary Share Equivalents (“ Class A Ordinary Share Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preferred stock, preference shares, right, option, warrant, or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares,)) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section (3)(c)(ii), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section (3)(c)(ii) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Note is convertible, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for any error made by the Holder or any other Person. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section (3)(c)(ii), in determining the number of issued and outstanding Class A Ordinary Shares, a Holder may rely on the number of issued and outstanding Class A Ordinary Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of Class A Ordinary Shares issued and outstanding. Upon the written or oral request of a Holder, the Company shall within one (1) Trading Day confirm orally and in writing to the Holder the number of Class A Ordinary Shares then issued and outstanding. In any case, the number of issued and outstanding Class A Ordinary Shares shall be determined after giving effect to the conversion of securities of the Company, including this Note, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of issued and outstanding Class A Ordinary Shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of Class A Ordinary Shares issued and outstanding immediately after giving effect to the issuance of Class A Ordinary Shares issuable upon conversion of this Note. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(3)(c)(ii), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of Class A Ordinary Shares issued and outstanding immediately after giving effect to the issuance of Class A Ordinary Shares upon conversion of this Note held by the Holder and the provisions of this Section (3)(c)(ii) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(c)(ii) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

(d) Adjusted Conversion Price. The “Adjusted Conversion Price” shall be determined as follows (provided, however, that in no event shall the Conversion Price be adjusted to less than the greater of (x) the Series B Price and (y) the Floor Price:

(i) If the Company, at any time after the Issue Date and while this Note is outstanding: (x) subdivides outstanding Class A Ordinary Shares into a larger number of shares, (y) combines (including by way of consolidation) outstanding Class A Ordinary Shares into a smaller number of shares or (z) issues by reclassification of Class A Ordinary Shares any shares of the Company, then in each case the Conversion Price shall be multiplied by a fraction of which (1) the numerator shall be the number of Class A Ordinary Shares (excluding treasury shares, if any) outstanding immediately before such event and (2) the denominator shall be the number of Class A Ordinary Shares outstanding immediately after such event. Any adjustment made pursuant to this Section (3)(d)(i) shall become effective immediately after the effective date of the applicable event described in clauses (x) through (z) above.

(ii) In addition to any adjustments pursuant to Section 3(d)(i) above, if the Company grants, issues or sells any Class A Ordinary Share Equivalents or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any Class A Ordinary Shares (the “Purchase Rights”), then the Holder will be entitled to receive such Class A Ordinary Share Equivalents or acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired as if the holder had held the number of Class A Ordinary Shares convertible from this Note held by the Holder (without regard to any limitations on exercise hereof) immediately before the date on which a record is taken for the grant, issuance or sale of such Class A Ordinary Share Equivalents or Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Class A Ordinary Shares are to be determined for the grant, issue or sale of such Class A Ordinary Share Equivalents or Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the holder exceeding the Exchange Cap, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such Class A Ordinary Shares as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Exchange Cap.

(iii) For a period (a) commencing on the Issuance Date and (b) ending on the date that is eighteen (18) months following the registration with the Commission of the resale of the Underlying Shares, if the Company issues or sells any securities, including options, warrants or convertible securities at a price of or with an exercise or conversion price of, or an exchange at, less than the Conversion Price, then upon such issuance or sale, the Conversion Price shall be reduced to the sale price or the exercise or conversion price of the securities issued or sold; provided, however, that in no event shall the Conversion Price be adjusted to less than the greater of (x) the Series B Price and (y) the Floor Price; provided, further, that if the Conversion Price is reduced as the result of the issuance of convertible or derivative securities, and all of such convertible or derivative securities lapse without the issuance of Class A Ordinary Shares, then the Conversion Price shall be re-adjusted to what it would be but for the issuance of the convertible or derivative securities. Whenever the Conversion Price is adjusted pursuant to any provision of this Section (3)(d)(iii), the Company shall promptly give notice to the Holder setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment (the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section (3)(d)(iii), upon the occurrence of any such dilutive issuance or other reduction of the Conversion Price, the Holder is entitled to receive a number of Class A Ordinary Shares based upon the reduced Conversion Price regardless of whether the Holder accurately refers to the Conversion Price in the Conversion Notice. In order to comply with the Designated Stock Exchange Rules, in no event shall the adjusted Conversion Price in this Section 3(d)(iii) be below the Floor Price.

(iv) On the Conversion Date, the portion of this Note converted shall automatically be re-designated and re-classified (or in such other manner as the Directors may direct that is not in contravention of applicable laws) as the applicable Class A Ordinary Shares with such rights and restrictions attached thereto and shall rank pari passu in all respects with the Class A Ordinary Shares then in issue and the Company shall enter or procure the entry of the name of the Holder of the corresponding number of Class A Ordinary Shares resulting from the conversion of this Note in, and make any other necessary and consequential changes to, the register of members.

(e) Other Provisions.

(i) All calculations under this Section (3) shall be rounded to the nearest $0.0001 or whole share.

(ii) So long as this Note remains outstanding, the Company shall have reserved from its duly authorized share capital, and shall have instructed its transfer agent to irrevocably reserve, the maximum number of Class A Ordinary Shares issuable upon conversion of this Note (assuming for purposes hereof that (x) this Note and is convertible at the Floor Price as of the date of determination and (y) any such conversion shall not take into account any limitations on the conversion of the Note set forth herein) (the “Required Reserve Amount”), provided that at no time shall the number of Class A Ordinary Shares reserved pursuant to this Section (3)(e)(ii) be reduced other than proportionally with respect to all Class A Ordinary Shares in connection with any conversion (other than pursuant to the conversion of this Note in accordance with its terms) and/or cancellation, or reverse stock split. If at any time the number of Class A Ordinary Shares authorized but unissued and not otherwise reserved for issuance (including (i) in relation to equity or debt securities convertible into or exchangeable or exercisable for or that can be settled in Class A Ordinary Shares (other than the Note) and (ii) Class A Ordinary Shares remaining available for issuance under the Company’s equity incentive plans) is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to propose to a meeting of shareholders an increase of its authorized share capital necessary to meet the Company’s obligations pursuant to this Note, recommending that shareholders vote in favor of such an increase. If (A) at any time the number of Class A Ordinary Shares that remain available for issuance under the Exchange Cap is less than 100% of the maximum number of shares issuable upon conversion of all amounts outstanding under this Note (assuming for purposes hereof that the Note is convertible at the Floor Price then in effect) or (B) an Exchange Cap Event occurs (the issuance of Class A Ordinary Shares in excess of the Exchange Cap in (A) or (B), “Excess Share Issuance”), the Company will use reasonable best efforts to promptly call and hold a shareholder meeting for the purpose of seeking the approval of its shareholders as required by the applicable rules of the Principal Market, for the Excess Share Issuance. If shareholder approval for the Excess Share Issuance is not received at such shareholder meeting, the Company shall hold a new shareholder meeting for the purpose of seeking the approval of its shareholders for the Excess Share Issuance within 60 calendar days of the prior shareholder meeting. For the avoidance of doubt, this obligation to hold shareholder meetings shall continue until shareholder approval is received for the Excess Share Issuance. The Company covenants that, upon issuance in accordance with conversion of this Note in accordance with its terms, the Class A Ordinary Shares, when issued, will be validly issued, fully paid and nonassessable.

The Company Parties shall only use the proceeds of the issuance of this Note for general corporate and working capital purposes (which may include, without limitation, strategic investments and/or transactions), and shall not use such proceeds: (A) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (B) for the settlement of any outstanding litigation or (C) in violation of FCPA or OFAC regulations.

(iii) Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section (2) herein for the Company’s failure to deliver certificates representing Class A Ordinary Shares upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(iv) Legal Opinions. The Company is obligated to cause its legal counsel to deliver legal opinions to the Company’s transfer agent in connection with any legend removal upon the expiration of any holding period or other requirement for which the Underlying Shares may bear legends restricting the transfer thereof. To the extent that a legal opinion is not provided (either timely or at all), then, in addition to being an Event of Default hereunder, the Company agrees to reimburse the Holder for all reasonable costs incurred by the Holder in connection with any legal opinions paid for by the Holder in connection with sale or transfer of Underlying Shares. The Holder shall notify the Company in writing of any such costs and expenses it incurs that are referred to in this Section from time to time and all amounts owed hereunder shall be paid by the Company with reasonable promptness.

(f) Adjustment of Conversion Price upon Subdivision or Combination of Class A Ordinary Shares. If the Company, at any time while this Note is outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on Class A Ordinary Shares or any other equity or equity equivalent securities payable in Class A Ordinary Shares, (b) subdivide outstanding Class A Ordinary Shares into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding Class A Ordinary Shares into a smaller number of shares, or (d) issue by reclassification of Class A Ordinary Shares any shares of capital stock of the Company, then the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced.

(g) Notice of Conversion Price. Whenever the Conversion Price is adjusted pursuant to Section (3)(d) hereof, the Company shall promptly provide the Holder with a written notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(h) Sale of the Company. In case of any (1) merger or consolidation of the Company or any Subsidiary of the Company with or into another Person, or (2) sale by the Company or any Subsidiary of the Company of more than one-half of the assets of the Company in one or a series of related transactions, the Holder shall have the right to (A) convert the aggregate amount of this Note then outstanding into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Class A Ordinary Shares following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the Class A Ordinary Shares into which such aggregate Principal amount of this Note could have been converted immediately prior to such merger, consolidation or sales would have been entitled, or (B) in the case of a merger or consolidation, require the surviving entity to issue to the Holder a convertible Note with a Principal amount equal to the aggregate Principal amount of this Note then held by the Holder, plus all accrued and unpaid Interest and other amounts owing thereon, which such newly-issued convertible Note shall have terms identical (including with respect to conversion) to the terms of this Note, and shall be entitled to all of the rights and privileges of the Holder of this Note set forth herein and the agreements pursuant to which this Note was issued. In the case of clause (B), the conversion price applicable for the newly issued shares of convertible preferred stock or convertible debentures shall be based upon the amount of securities, cash and property that each Class A Ordinary Share would receive in such transaction and the Conversion Price in effect immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Holder the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

(4) Covenants.

(a) Negative Covenants.

Until the earlier of the Maturity Date and the repayment, redemption and/or conversion of all of the Purchaser Notes, the Company Parties shall not:

(i) pay cash dividends or distributions on any equity securities of the Company;

(ii) amend its governing documents, including, without limitation, its memorandum and articles of association, in any manner that materially and adversely affects any rights of the Holder;

(iii) enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); or

(iv) enter into any agreement to do any of the foregoing.

(b) Affirmative Covenants. Until the earlier of the Maturity Date and the repayment, redemption and/or conversion of all of the Purchaser Notes, the Company shall, and shall cause each of its Subsidiaries to:

(i) preserve and maintain its legal existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign business entity in each jurisdiction in which qualification is necessary in view of its business and operations or the ownership of its properties and where failure maintain or qualify could reasonably be expected to have a Material Adverse Effect;

(ii) provide the Holder, promptly upon becoming aware thereof (and in any event within one (1) day after the occurrence thereof), a notice of each Event of Default known to an executive officer of the Company, together with a statement of such executive officer setting forth the details of such Event of Default and the actions which the Company has taken and proposes to take with respect thereto;

(iii) (A) pay and discharge as the same shall become due and payable: (i) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted (which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien) and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; (ii) all lawful claims which, if unpaid, would by law become a Lien upon its property, unless the same are being contested in good faith by appropriate proceedings diligently conducted (which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien) and adequate reserves are being maintained by the Company or such Subsidiary; and (iii) all indebtedness, as and when due and payable, but subject to the terms of this Note; and (B) timely file all material tax returns required to be filed (subject to any valid extension);

(iv) (A) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (B) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect;

(v) comply in all material respects with the requirements of all applicable laws and all orders, writs, injunctions and decrees applicable to it or to its business or property;

(vi) maintain (A) insurance with financially sound and reputable insurance companies in at least the amounts (and with only those deductibles) customarily maintained, and against such risks as are typically insured against, by Persons of comparable size engaged in the same or similar business as the Company and its Subsidiaries; and (B) all worker’s compensation, employer’s liability insurance or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business; and

(vii) use reasonable efforts to cause the Company to remain eligible to use Form F-3 for a delayed or continuous offering pursuant to Rule 415(a)(1)(x) promulgated under the Securities Act.

(5) Reissuance of this Note.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section (5)(d)), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder (along with any accrued and unpaid interest thereof) and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section (5)(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section (1)(c), Section (1)(d) and Section (3)(b) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section (5)(d)) representing the outstanding Principal.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section (5)(d)) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms hereof, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section (5)(a) or Section (5)(c), the Principal designated by the Holder which, when added to the Principal represented by the other new Note issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Note), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest from the Issuance Date.

(6) NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing by letter and email and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by electronic mail. The addresses and e-mail addresses for such communications shall be:

If to the Company, to:

SKYLINE BUILDERS GROUP HOLDING LIMITED

Office A, 15/F, Tower A, Capital Tower,

No. 38 Wai Yip Street, Kowloon Bay, Hong Kong

Tel: +852-2811-9688

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attention: Lawrence Venick
E-mail: lvenick@loeb.com

If to the Holder, to:

The address set forth on the first page of this Note

or at such other address and/or email and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated by the sender’s email service provider containing the time, date, recipient email address or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(7) So long as this Note is outstanding, the Company shall not, without the consent of the Holder, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder; (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire Class A Ordinary Shares or other equity securities; (iii) enter into any agreement with respect to any of the foregoing; or (iv) enter into any agreement, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability of the Company to perform its Obligations under this Note or the NPA, including, without limitation, the obligation of the Company to make cash payments hereunder. Furthermore, and in addition to the foregoing, the Company agrees that so long as this Note is outstanding, without the prior written consent of the Holder, the Company shall not (a) pay a stock dividend or otherwise make a distribution or distributions on Class A Ordinary Shares or any other equity or equity equivalent securities payable in Class A Ordinary Shares, or (b) combine (including by way of reverse stock split) outstanding Class A Ordinary Shares into a smaller number of shares, or effect any of the foregoing, whether or not any such action has been previously approved by the stockholders of the Company.

(8) This Note shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into Class A Ordinary Shares in accordance with the terms hereof.

(9) CHOICE OF LAW; VENUE; WAIVER OF JURY TRIAL

(a) Governing Law. This Note and the rights and Obligations of the parties hereunder shall, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the State of New York (the “Governing Jurisdiction”) (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), including all matters of construction, validity and performance.

(b) Jurisdiction; Venue; Service.

(i) The Company hereby irrevocably consents to the non-exclusive personal jurisdiction of the state courts of the Governing Jurisdiction and, if a basis for federal jurisdiction exists, the non-exclusive personal jurisdiction of any United States District Court for the Governing Jurisdiction.

(ii) The Company agrees that venue shall be proper in any court of the Governing Jurisdiction selected by the Holder or, if a basis for federal jurisdiction exists, in any United States District Court in the Governing Jurisdiction. The Company waives any right to object to the maintenance of any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any of the state or federal courts of the Governing Jurisdiction on the basis of improper venue or inconvenience of forum.

(iii) Any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, brought by the Company against the Holder arising out of or based upon this Note or any matter relating to this Note, or any other Transaction Document, or any contemplated transaction, shall be brought in a court only in the Governing Jurisdiction. The Company shall not file any counterclaim against the Holder in any suit, claim, action, litigation or proceeding brought by the Holder against the Company in a jurisdiction outside of the Governing Jurisdiction unless under the rules of the court in which the Holder brought such suit, claim, action, litigation or proceeding the counterclaim is mandatory, and not permissive, and would be considered waived unless filed as a counterclaim in the suit, claim, action, litigation or proceeding instituted by the Holder against the Company. The Company agrees that any forum outside the Governing Jurisdiction is an inconvenient forum and that any suit, claim, action, litigation or proceeding brought by the Company against the Holder in any court outside the Governing Jurisdiction should be dismissed or transferred to a court located in the Governing Jurisdiction. Furthermore, the Company irrevocably and unconditionally agrees that it will not bring or commence any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Holder arising out of or based upon this Note or any matter relating to this Note, or any other Transaction Document, or any contemplated transaction, in any forum other than the courts of the State of New York sitting in New York County, and the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such suit, claim, action, litigation or proceeding may be heard and determined in such New York State Court or, to the fullest extent permitted by applicable law, in such federal court. The Company and the Holder agree that a final judgment in any such suit, claim, action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(iv) The Company and the Holder irrevocably consent to the service of process out of any of the aforementioned courts in any such suit, claim, action, litigation or proceeding by the mailing of copies thereof by registered or certified mail postage prepaid, to it at the address provided for notices in this Note, such service to become effective thirty (30) days after the date of mailing.

(v) Nothing herein shall affect the right of the Holder to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Company or any other Person in the Governing Jurisdiction or in any other jurisdiction.

(c) THE PARTIES MUTUALLY WAIVE ALL RIGHT TO TRIAL BY JURY OF ALL CLAIMS OF ANY KIND ARISING OUT OF OR BASED UPON THIS NOTE OR ANY MATTER RELATING TO THIS NOTE, OR ANY OTHER TRANSACTION DOCUMENT, OR ANY CONTEMPLATED TRANSACTION. THE PARTIES ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT THE PARTIES EACH MAKE THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH COUNSEL OF THEIR RESPECTIVE CHOICE. THE PARTIES AGREE THAT ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION, WITHOUT A JURY.

(10) If the Company fails to strictly comply with the terms of this Note and/or any other Transaction Document, then the Company shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, attorneys’ fees and expenses incurred by the Holder in any action in connection with this Note, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.

(11) Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

(12) If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the Principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(13) Compliance with Securities Laws. The Holder of this Note acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note in violation of securities laws. This Note and any Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

“NEITHER THIS UNSECURED CONVERTIBLE PROMISSORY NOTE NOR THE SECURITIES INTO WHICH THIS UNSECURED CONVERTIBLE PROMISSORY NOTE ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

(14) CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a) “Affiliate” of any Person is any other Person that controls, is controlled by or in under common control with, such Person.

(b) “Bloomberg” means Bloomberg Financial Markets.

(c) “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions are authorized or required by law or other government action to close.

(d) “Buy-In” shall have the meaning set forth in Section (3)(b)(iii).

(e) “Buy-In Price” shall have the meaning set forth in Section (3)(b)(iii).

(f) “Change of Control Transaction” means, as to any Person, the occurrence of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of such Person, by contract or otherwise) of in excess of fifty percent (50%) of the voting power of such Person (except that the acquisition of voting securities by the Holder or any other current holder of convertible securities of the Company shall not constitute a Change of Control Transaction for purposes hereof), (b) a replacement at one time or over time of more than one-half of the members of the board of directors of such Person (other than as due to the death or disability of a member of the board of directors) which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (c) the merger, consolidation or sale of fifty percent (50%) or more of the assets of such Person or any Subsidiary of such Person in one or a series of related transactions with or into another entity, or (d) the execution by such Person of an agreement to which such Person is a party or by which it is bound, providing for any of the events set forth above in (a), (b) or (c). No transfer to a wholly-owned Subsidiary of a Person shall be deemed a Change of Control Transaction under this provision.

(g) “Class A Ordinary Share Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Class A Ordinary Shares, including, without limitation, any debt, preferred stock, right, option, warrant, or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Class A Ordinary Shares.

(h) “Closing Price” means the price per share in the last reported trade of the Class A Ordinary Shares on a Primary Market or on the exchange which the Class A Ordinary Shares are then listed as quoted by Bloomberg.

(i) “Commission” means the Securities and Exchange Commission.

(j) “Company Party” means the Company and its Subsidiaries.

(k) “Company Redemption Premium” means two percent (2%) of the Principal amount being redeemed or paid.

(l) “Conversion Amount” means the portion of the Principal, Interest, or other amounts outstanding under this Note to be converted, redeemed or otherwise with respect to which this determination is being made.

(m) “Conversion Date” shall have the meaning set forth in Section (3)(b)(ii).

(n) “Conversion Failure” shall have the meaning set forth in Section (3)(b)(iii).

(o) “Conversion Price” shall have the meaning set forth in Section (3)(b)(i).

(p) “Convertible Securities” means any stock or securities directly or indirectly convertible into or exercisable or exchangeable for Class A Ordinary Shares.

(q) “Dilutive Issuance Notice” shall have the meaning set forth in Section (3)(d)(iii).

(r) “Excess Share Issuance” shall have the meaning set forth in Section 3(e)(ii).

(s) Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t) “Floor Price” means $1.50 per Class A Ordinary Share.

(u) “Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state, district, territory, county, municipal, local or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies), and including the Persons holding or exercising the powers, privileges, discretions, titles, offices or authorities of any of the foregoing.

(v) “Holder Redemption Premium” means one percent (1%) of the Principal amount being redeemed or paid.

(w) “Material Adverse Effect” means (i) a material adverse effect on the legality, validity or enforceability of this Note or the NPA, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Note or the NPA.

(x) “Obligations” means all of the Company’s now existing and hereafter created or arising obligations, indebtedness and liabilities of any kind (whether primary or secondary, conditional or unconditional, contingent or noncontingent, joint or several) owed to the Holder, whether existing, created, incurred or arising in the Company’s capacity as a borrower, guarantor, indemnitor, customer, purchaser, lessee, licensee, applicant, counterparty, debtor or other obligor, including (a) any loan amount, principal, interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), fee, charge, indemnification obligation, reimbursement obligation, royalty, premium, cost, expense, price, rent or other amount owed by the Company to the Holder at any time, including future advances, protective advances and other financial accommodations, any obligations, indebtedness or liabilities of the Company to the Holder under any Transaction Document at any time, and (c) any of the foregoing that may have been, or that may be, acquired by the Holder from any third party, the Company at any time.

(y) “ Class A Ordinary Shares” means the Company’s Class A Ordinary Shares, and, in either case, stock of any other class into which such shares may hereafter be changed or reclassified.

(z) “Periodic Reports” shall mean all of the Company’s reports required to be filed by the Company with the Commission under applicable laws and regulations (including, without limitation, Regulation S-K), including annual reports (on Form 20-F) and current reports (on Form 6-K), for so long as any amounts are outstanding under this Note or any Other Note; provided that all such Periodic Reports shall include, when filed, all information, financial statements, audit reports (when applicable) and other information required to be included in such Periodic Reports in compliance with all applicable laws and regulations.

(aa) “Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

(bb) “Primary Market” means any of The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market, and any successor to any of the foregoing markets or exchanges.

(cc) “Registration Rights Agreement” means the Registration Rights Agreement entered into between the Company and the Holder on the date hereof.

(dd) “Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering among other things the resale of the Underlying Shares and naming the Holder as a “selling stockholder” thereunder.

(ee) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(ff) “Share Delivery Date” shall have the meaning set forth in Section (3)(b)(ii).

(gg) “Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

(hh) “Trading Day” means a day on which the Class A Ordinary Shares are quoted or traded on a Primary Market on which the Class A Ordinary Shares are then quoted or listed; provided, that in the event that the Class A Ordinary Shares are not listed or quoted, then Trading Day shall mean a Business Day.

(ii) “Transaction Document” means each of this Note, the NPA, the Registration Rights Agreement and any and all other documents, agreements, instruments or other items executed or delivered in connection with any of the foregoing.

(jj) “Underlying Shares” means the Class A Ordinary Shares issuable upon conversion of this Note.

(kk) “VWAP” means, for any security as of any date, the daily dollar volume-weighted average price for such security on the Primary Market during regular trading hours as reported by Bloomberg through its “Historical Prices – Px Table with Average Daily Volume” functions.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Unsecured Convertible Promissory Note to be duly executed by a duly authorized officer as of the date set forth above.

SKYLINE BUILDERS GROUP HOLDING LIMITED

By:
Name:	Paul E. Mann
Title:	Executive Chairman

[Signature Page to Unsecured Convertible Promissory Note]

EXHIBIT I
CONVERSION NOTICE

(To be executed by the Holder in order to Convert the Note)

TO:	SKYLINE BUILDERS GROUP HOLDING LIMITED

Via Email:

The undersigned hereby irrevocably elects to convert a portion of the outstanding and unpaid Conversion Amount of Note No. [*] into Class A Ordinary Shares of SKYLINE BUILDERS GROUP HOLDING LIMITED, according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:

Principal Amount to be Converted:

Accrued Interest to be Converted:

Total Conversion Amount to be converted:

Applicable Conversion Price:

Number of Class A Ordinary Shares to be issued:

Please issue the Class A Ordinary Shares in the following name and deliver them to the following account:

Issue to:

Broker DTC Participant Code:

Account Number:

Authorized Signature:

Name:

Title: